FIRST AMENDMENT TO OUTSOURCING SOLUTIONS INC.
                     1995 STOCK OPTION AND STOCK AWARD PLAN


     This First Amendment (this "Amendment") to the Outsourcing Solutions Inc. 1995 Stock Option and Stock Award Plan (the "Plan"), is made as of the 18th day of December, 1997. Terms which are defined in the Plan shall have the same meanings when used herein unless otherwise defined

                                    RECITALS


     WHEREAS, the Company has established the Plan to for the purposes set forth therein;

     WHEREAS, the Company desires to amend the Plan to allow non-employee directors to participate in the Plan upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IT IS AGREED:

          1. Section 4 of the Plan shall be amended by deleting that section in its entirety and inserting in lieu thereof the following:

          "4. Eligibility. Key salaried employees, including officers, and consultants of the Company and its subsidiaries are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. In addition, directors (whether or not also employees) of the Company shall also be eligible to be granted options and awarded restricted stock under the Plan. The employees, consultants and directors who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, which may be based upon information furnished to the Committee by the Company's management, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the option or options granted to each such person selected. Such key salaried employees, consultants and directors who are selected to participate in the Plan shall be referred to collectively herein as "Participants."

          2. As used in the Plan and any documents referring thereto, the term "Plan" on and subsequent to the date hereof shall mean the Plan as amended hereby.

          3. This Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver or modification of any other terms and conditions of the Plan or (ii) prejudice any right or rights which the Company may now have or may have in the future under or in connection with the Plan. Except as expressly amended hereby, the terms and provisions of the Plan shall remain in full force and effect.

          4. This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware.